UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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☐	Preliminary Proxy Statement
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(as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Lincoln National Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LINCOLN NATIONAL CORPORATION TO HOLD 2020 ANNUAL MEETING OF SHAREHOLDERS VIRTUALLY

Radnor, PA, May 20, 2020— Lincoln Financial Group (NYSE:LNC) announced today that, due to the public health impact of COVID-19, and to support the health and well-being of its employees, shareholders, and other meeting participants, the Board of Directors of Lincoln National Corporation will hold the company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”), scheduled for Thursday, June 11, 2020 at 9:00 a.m. EDT, in a virtual meeting format only, via live audio webcast.

As described in the company’s proxy materials for the Annual Meeting previously distributed, shareholders of record as of the close of business on April 7, 2020 are entitled to attend and participate in the Annual Meeting. The live audio webcast of the Annual Meeting can be accessed by shareholders on the day of the meeting at https://web.lumiagm.com/250758587.

Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time to log-in and test your device’s audio system. Shareholders are encouraged to access the meeting in advance of the designated start time.

You have the option to join the Annual Meeting as a shareholder or as a guest. Those participants that join as a shareholder will be required to have a control number and a meeting code.  The code for the meeting is LINCOLN2020 (case sensitive).

Attending the Annual Meeting as a Shareholder of Record

If you were a shareholder of record as of April 7, 2020, you can attend and participate in the Annual Meeting by accessing https://web.lumiagm.com/250758587, clicking on “I have a control number,” and entering your control number and meeting code, LINCOLN2020.  You must enter the control number found on your proxy card (if you requested paper copies of the company’s proxy materials) or Notice of Internet Availability of Proxy Materials you previously received.

Attending the Annual Meeting as a Beneficial Owner of Record

If you were beneficial owner of record as of April 7, 2020, and you wish to attend and participate in the Annual Meeting, you must request a meeting attendance ticket in advance from your bank, broker or other nominee through which you hold your shares. Requests for a meeting attendance ticket, which will contain a control number, should be made by 5:00 pm EDT on June 4, 2020, in order to allow time for your bank, broker or other nominee to process your request and provide you with your ticket and control number.  Once you have received your control number, at the time of the Annual Meeting, go to https://web.lumiagm.com/250758587, click on “I have a control number,” and enter your control number and the meeting code, LINCOLN2020, to join the meeting.

Attending the Annual Meeting as a Guest

Guests may go to https://web.lumiagm.com/250758587, click on “General Access,” and answer a few brief questions to attend the meeting.  If you attend the meeting as a guest, you will not have the ability to ask questions during the Annual Meeting.

Voting

If you are a shareholder of record, you may vote your shares in advance of the Annual Meeting, by following the instructions in the company’s proxy materials, or during the meeting at https://web.lumiagm.com/250758587 by clicking on “Vote Now” and following the instructions on the meeting platform.

If you are a beneficial shareholder, in order to vote your shares during the Annual Meeting you will need to obtain a legal proxy from your bank, broker or other nominee in advance of the meeting.  Once you have received a legal proxy from your bank, broker or other nominee, you must e-mail or scan a copy of your legal proxy to the company’s transfer agent, Equiniti, at EQSSProxyTabulation@equiniti.com, with “Legal Proxy” in the subject line. During the meeting you may then download a ballot from the meeting platform and e-mail the completed ballot form to EQSSProxyTabulation@equiniti.com, together with the legal proxy if it has not already been submitted.

Whether or not shareholders plan to attend the Annual Meeting, the company urges shareholders to vote in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format, but may continue to be used to vote shares in connection with the Annual Meeting.

Submitting Questions for the Annual Meeting

Shareholders can submit questions in advance of the Annual Meeting by e-mailing the question to the following address ShareholderServices@lfg.com, with “2020 ASM” in the subject line. Shareholders can submit questions during the Annual Meeting by logging into the meeting as a shareholder and clicking on the chat icon toward the top of the screen on the virtual meeting portal.

Inspecting the Shareholders’ List

Shareholders will be able to inspect the list of shareholders entitled to notice of the Annual Meeting by following the instructions provided on the virtual meeting portal.

Technical Assistance

Beginning 15 minutes prior to the Annual Meeting, support will be available by calling 1-866-541-9693 should you experience any technical difficulties in accessing the virtual meeting.

The company intends to return to an in-person annual meeting of shareholders in 2021.

About Lincoln Financial Group

Lincoln Financial Group provides advice and solutions that help empower people to take charge of their financial lives with confidence and optimism. Today, more than 17 million customers trust our retirement, insurance and wealth protection expertise to help address their lifestyle, savings and income goals, as well as to guard against long-term care expenses. Headquartered in Radnor, Pennsylvania, Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. The company had $247 billion in end-of-period account values as of March 31, 2020. Lincoln Financial Group is a committed corporate citizen included on major sustainability indices including the Dow Jones Sustainability Index North America and FTSE4Good. Dedicated to diversity and inclusion, Lincoln earned perfect 100 percent scores on the Corporate Equality Index and the Disability Equality Index. Lincoln has also been recognized in Newsweek’s Most Responsible Companies and is among Forbes’ World’s Best Employers, Best Large Employers, Best Employers for Diversity, Best Employers for Women and ranked on the JUST 100 list. Learn more at: www.LincolnFinancial.com. Follow us on Facebook, Twitter, LinkedIn, and Instagram. Sign up for email alerts at http://newsroom.lfg.com.

Contacts:	Chris Giovanni (484) 583-1793 Investor Relations InvestorRelations@LFG.com	Scott Sloat (484) 583-1625 Media Relations scott.sloat@LFG.com